Exhibit 10.23 INSOMNIA COOKIES HOLDINGS, LLC EXECUTIVE OWNERSHIP PLAN (Effective September 17, 2018) SECTION 1 PURPOSE AND DURATION 1.1 Purpose. The purpose of this Insomnia Cookies Holdings, LLC Executive Ownership Plan is to promote the interests of Insomnia Cookies Holdings, LLC, its ultimate parent company, Krispy Kreme Doughnut Corporation, and the equityholders of both such companies by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Affiliates; (ii) motivating such employees to achieve long-range performance goals and (iii) enabling such employees to participate in the long-term growth and financial success of the Company. 1.2 Effective Date and Term of the Plan. (a) The effective date of the Plan is September 17, 2018. (b) The Plan will terminate upon the earlier of (i) the date on which all Units available for issuance under the Plan have been issued pursuant to the purchase of Purchased Units or Matching Awards made under the Plan (to the extent of any applicable limitation under Section 4.1), (ii) the fifth anniversary of the date specified in Section 1.2(a) and (iii) any other date specified by action of the Parent Board. Upon such Plan termination, all Purchased Units and Matching Awards outstanding under the Plan will continue to have full force and effect in accordance with the terms of the Unit Purchase Agreements and Matching Award Agreements, and any terms and conditions of the Plan that are intended to have continuing effect in respect to any Units issued under the Plan (e.g., the provisions related to the put rights of Participants and the call rights of the Company) shall continue in effect without regard to the termination of the Plan. SECTION 2 DEFINITIONS Whenever used in the Plan, the following terms have the meanings set forth below: 2.1 “Acquisition Transaction” means the transaction consummated pursuant to the Securities Purchase Agreement whereby the Company will become a wholly-owned subsidiary of Parent. 2.2 “Affiliate” means the Parent and any entity that, directly or indirectly, is controlled by the Company or the Parent, or in which the Company or the Parent has a significant equity interest as determined by the Committee. 2.3 “Aggregate Investment Limit” has the meaning set forth in Section 6.2.

-2- 2.4 “Aggregate Matching Limit” means, with respect to any Participant eligible for a Matching Award, the dollar amount specified by the Committee. 2.5 “Applicable Fraction” means a fraction, the numerator of which is the number of complete months elapsed from the Grant Date of a Matching Award to the date of the Participant’s termination of Service and the denominator of which is the number of months between the Grant Date and the date the Matching Award was scheduled to vest in full. For the avoidance of doubt, whenever a Matching Award is made on any date other than the first day of a calendar month, complete months with regard to such Matching Award shall be measured from the date of the month on which the Matching Award is granted to the date in a succeeding calendar month immediately prior to the monthly anniversary of the date of grant (e.g., if a Matching Award is granted on February 15 of any given year, service until the next following March 14 will be one complete month of service and continuous service until February 14 of the next calendar year shall equate to 12 completed months of service). 2.6 “Board” means the Board of Directors of the Company. 2.7 “Business Day” means any day other than a Saturday, Sunday, or federal legal holiday, or a day on which either of the NYSE or NASDAQ is closed for trading (regardless of whether the Units are qualified to trade on such exchange or system). 2.8 “Cause” has the meaning set forth in any employment, severance or other bilateral written agreement between the Company or an Affiliate and the Participant. If there is no such employment, severance or other bilateral written agreement between the Company or an Affiliate and the Participant, or if such agreement does not define “Cause,” then “Cause” shall mean the occurrence of any of the following, as determined by the Committee: (a) a Participant’s willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness or as a result of termination by such Participant for Good Reason), which failure continues for more than 30 days after receipt by the Participant of written notice setting forth the facts and circumstances identified by the Company as constituting adequate grounds for termination under this clause (a); (b) any willful act or omission by a Participant constituting dishonesty, fraud or other malfeasance, and any act or omission by a Participant constituting immoral conduct, which in any such case is injurious to the financial condition or business reputation of the Company or any of its Affiliates; (c) a Participant’s indictment for a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business; or (d) a Participant’s breach of any nonsolicitation, noncompetition, confidentiality, or other restrictive covenant by which he or she is bound. For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by a Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Company’s best interests.

-3- 2.9 “Change in Control” has the meaning set forth in the Operating Agreement. 2.10 “Class A Unit” has the meaning set forth in the Operating Agreement. 2.11 “Class B Unit” has the meaning set forth in the Operating Agreement. 2.12 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. 2.13 “Committee” means the Compensation Committee of the Parent Board (or its equivalent) or any other committee of the Parent Board designated by the Parent Board, or, if no such committee has been designated, the Parent Board. 2.14 “Company” means Insomnia Cookies Holdings, LLC, a Delaware limited liability company, and any successor thereto as provided in Section 14.2. 2.15 “Designated Beneficiary” means the Person or Persons the Participant designates from time to time on a signed form prescribed by the Company, properly filed with the Company during the Participant’s lifetime, as the beneficiary of any amounts or benefits the Participant owns or is to receive under the Plan, in accordance with Section 10. A properly filed beneficiary designation will revoke all prior designations by the same Participant. 2.16 “Director” means any person who is not an Employee serving as a member of the Board, the Parent Board or the board of directors or equivalent governing body of any of the Company’s subsidiaries or affiliates. 2.17 “Disability” means either (i) disability as defined for purposes of the Company’s disability benefit plan or (ii) a Participant’s inability, as a result of physical or mental incapacity, to perform the duties of his or her position(s) for a period of six consecutive months or for an aggregate of six months in any consecutive 12-month period. Any question as to the existence of the Disability of a Participant as to which the Participant and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant and the Company. If the Participant and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of the Plan. Following a Change in Control, the Company shall pay all expenses incurred in the determination of whether a Participant is disabled. 2.18 “Eligible Employee” means an Employee who is or has been designated to be a participant in the Plan; provided, however, that with respect to the Equity Rollover, each Rollover Participant shall be deemed an Eligible Employee. 2.19 “Employee” means an employee of the Company or an Affiliate (including Serve U Brands, Inc. for so long as it meets the requirements to be an Affiliate). 2.20 “Equity Rollover” has the meaning given to such term in Section 6.5.

-4- 2.21 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. 2.22 “Excluded Participant” shall mean David Lasus. 2.23 “Fair Market Value” as it relates to a Unit means the fair market value of a Unit as of the most recent Valuation Date, as determined by the Committee or the Parent Board using a nationally recognized investment bank (or other comparable valuation expert) selected by the Committee or the Parent Board; provided, however, that if, prior to the time at which such valuation shall be applied, significant events or other circumstances have occurred that cause such valuation no longer to represent the fair value of a Unit, the Committee or the Parent Board shall not apply such valuation and shall take such actions as shall be necessary or appropriate to secure a new valuation that reflects such then current fair value. The Committee’s or the Parent Board’s determination of Fair Market Value shall be final and binding on all parties. For so long as Seth Berkowitz is Chief Executive Officer of the Company and holds at least 10% of the Units he held as of the closing of the Acquisition Transaction, the Committee or the Parent Board, as applicable, shall consult with him regarding its determination of Fair Market Value hereunder. Notwithstanding the foregoing, (i) the Fair Market Value of a Unit for purposes of determining the Purchase Price in respect of Units retained via the Equity Rollover shall be determined by the Committee based on the aggregate price paid by Parent to acquire its interest in the Company in the Acquisition Transaction, (ii) at the discretion of the Committee, the Purchase Price for a sale of any Units occurring no more than six (6) months following the Acquisition Transaction may be determined in the same manner as applied with respect to the Equity Rollover, (iii) if at any time the Units are Publicly Traded, the Fair Market Value of a Unit on any date shall be the closing price of a Unit on such date on the principal national securities exchange on which the Units are then listed, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Units are not listed on a national securities exchange, the last reported bid price in the applicable over-the-counter market and (iv) in connection with a Change in Control, the Fair Market Value of a Unit shall be determined based on the consideration payable for the Units in the transaction(s) giving rise to such Change in Control. 2.24 “Good Reason” shall have the meaning set forth in any employment, severance or other bilateral written agreement between the Company or an Affiliate and the Participant. If there is no employment, severance or other bilateral written agreement between the Company or an Affiliate and the Participant, or if such agreement does not define “Good Reason,” then “Good Reason” shall mean the occurrence of any of the following: (a) A material reduction in a Participant’s base salary, other than as part of an overall expense reduction program that is generally applicable to all similarly situated employees; (b) A material adverse reduction in a Participant’s duties and responsibilities such that the Participant is required to serve in a position that is at least two salary grades lower than the position in which the Participant had been serving prior to such reduction; or

-5- (c) The relocation of a Participant’s principal workplace without his or her consent to a location more than 50 miles distant from the location at which the Participant had previously been principally providing services and which increases the Participant’s commute to such workplace from his or her principal residence on the date of such relocation. 2.25 “Grant Date” means the Investment Date or Rollover Date, as applicable, on which a Matching Award is granted. 2.26 “Investment Date” has the meaning set forth in Section 6.1. 2.27 “Investment Minimum” has the meaning set forth in Section 6.2. 2.28 “Investment Period” has the meaning set forth in Section 6.1. 2.29 “Loan Agreement” means any agreement or other instrument or document evidencing a Unit Purchase Loan. 2.30 “LTIP” has the meaning set forth in Section 4.1 2.31 “Matching Award” means a contingent grant of Restricted Equity Units pursuant to Section 7 awarded to a Participant in respect of a purchase of Units under the Plan or Units held pursuant to an Equity Rollover under the Plan. 2.32 “Matching Award Agreement” means any agreement or other instrument or document evidencing a Matching Award. 2.33 “Matured Units” means Units that a Participant has acquired through the vesting of Restricted Equity Units or the acquisition of Units which, at the relevant date, the Participant has held for a minimum of six months and one day (or such greater or lesser period as the Committee may determine from time to time). 2.34 “Operating Agreement” means the Amended and Restated Operating Agreement of the Company dated as of September 17, 2018, as amended from time to time. 2.35 “Parent” means Krispy Kreme Doughnut Corporation, a North Carolina corporation, and any successor thereto as provided in Section 14.2. 2.36 “Parent Board” means the board of directors of Parent. 2.37 “Participant” means any Eligible Employee or Director who holds Purchased Units. Solely in respect of his Rollover Units, Seth Berkowitz shall not be deemed to be a Participant. 2.38 “Participant Permitted Transferee” means the Participant’s spouse, the Participant’s lineal descendants and/or any trust the beneficiaries of which consist only of the Participant, the Participant’s spouse and/or the Participant’s lineal descendants, or to a corporation in which the Participant, the Participant’s spouse and/or the Participant’s lineal descendants own 100%

-6- of the economic interest. Without limiting the generality of the foregoing, the Company and the Committee have the unfettered right to prevent further transfer or disposition of any Units. 2.39 “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof. 2.40 “Plan” means this Insomnia Cookies Holdings, LLC Executive Ownership Plan, as amended from time to time. 2.41 “Publicly Traded” means, with respect to the Units, that the Units shall have been listed or qualified to trade on a national securities exchange or nationally recognized automated securities quotation system, or the Committee determines that the Units have become actively and regularly traded in an over-the-counter market. 2.42 “Purchase Price” of Purchased Units purchased on an Investment Date or retained on the Rollover Date, as applicable, means the Fair Market Value of such Purchased Units as of such Investment Date or Rollover Date, as applicable. 2.43 “Purchased Units” means Units that are purchased and any Rollover Units held by a Participant, in either case pursuant to Section 6. 2.44 “Put Right” has the meaning set forth in Section 8.4. 2.45 “Restricted Equity Units” means a contingent grant of Class A Units awarded to a Participant pursuant to Section 7. 2.46 “Retirement” means, unless the Committee shall specify a different definition with respect to any Participant or any class of Participants which shall be set forth in the applicable Matching Award Agreement, with respect to (i) an Employee, a termination of Service (other than a termination of Service for Cause) after attaining age 60 and having completed at least 10 years of continuous service with the Company and its Affiliates (which for the avoidance of doubt shall include service for Serve U Brands, Inc. for so long as it meets the requirements to be an Affiliate) and (ii) with respect to a Director, a termination of Service (other than a termination for Cause) after attaining the mandatory retirement age for Directors, as specified by the Committee from time to time, or if no such age is stated, age 70. For this purpose, years of service shall be based on the period of time elapsed from a Person’s commencement of services with the Company or any of its Affiliates to the date such services terminate, whether due to Retirement, death, Disability or for any other reason. 2.47 “Retirement Eligible Unit” means any Restricted Equity Unit held by a Participant who is or will become eligible for Retirement prior to the date that such Restricted Equity Unit would otherwise vest in accordance with the terms thereof. 2.48 “Rollover Date” means the date, if any, upon which the Acquisition Transaction was consummated.

-7- 2.49 “Rollover Participant” means a Person (other than Seth Berkowitz) who participates in the Equity Rollover. 2.50 “Rollover Unit” has the meaning set forth in the Securities Purchase Agreement. 2.51 “Section 409A” means Section 409A of the Code and the applicable regulations and other legal authority promulgated thereunder. 2.52 “Securities Purchase Agreement” means the Securities Purchase Agreement by and among the Company, Parent, Serve U Brands, Inc., the Sellers party thereto and Shareholder Representative Services LLC, dated as of July 20, 2018. 2.53 “Service” means the provision of services in the capacity of an Employee or as a Director. A transfer of Service from Serve U Brands, Inc. or the Company to an Affiliate or from an Affiliate to the Company or another Affiliate (including Serve U Brands, Inc. for so long as it meets the requirements to be an Affiliate) shall not constitute a termination of Service under the Plan or any Matching Award Agreement. All determinations regarding Service, including whether any leave of absence is a termination of Service, shall be made by the Committee. For the avoidance of doubt, a Person who was an Employee, but upon his or her termination of employment with the Company or an Affiliate, becomes or continues to serve as a member of the Board or the board of directors of an Affiliate shall not be deemed to have had an interruption in Service. 2.54 “Underwritten Offering” means an underwritten public offering of the Units or any other equity capital of the Company, its successor or a subsidiary of the Company. 2.55 “Unit” means a Class A Unit or a Class B Unit or such other securities of the Company as may be designated by the Committee from time to time. 2.56 “Unit Purchase Agreement” means any agreement or other instrument or document evidencing Purchased Units. 2.57 “Unit Purchase Loan” means a loan made by the Company as the lender and the Participant as the borrower, in respect to the purchase of Purchased Units, subject to the terms and conditions of the accompanying Loan Agreement. 2.58 “Valuation Announcement Date” means, as of any time that the Units are not Publicly Traded, the date on which the Committee or the Parent Board announces a new determination of Fair Market Value or otherwise establishes the Fair Market Value for purposes of an Investment Period. 2.59 “Valuation Date” means, as of any time that the Units are not Publicly Traded, any date as of which the Fair Market Value of a Unit is determined in reliance upon the opinion of an independent appraiser. It is generally expected that the Committee or the Parent Board shall establish at least two Valuation Dates each calendar year, generally in June and December. 2.60 “Window Period” shall mean a period specified in advance by the Committee or the Parent Board, which shall not be more than 30 days, following any Valuation Announcement Date;

-8- provided, however, that, unless otherwise expressly determined by the Committee or the Parent Board, in no event shall any Window Period extend more than 75 days after the corresponding Valuation Date. 2.61 “Withholding Tax” means the aggregate federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under the Plan. SECTION 3 ADMINISTRATION 3.1 Plan Administration. The Plan shall be administered by the Committee. 3.2 Authority of the Committees. Except as limited by law or the by-laws of the Company, and subject to the provisions of the Plan, the Committee shall have full power, discretion and authority to: (a) designate the Employees and Directors who shall be eligible to acquire Purchased Units or receive Matching Awards as of any Investment Date; (b) determine the terms and conditions of Purchased Units and Matching Awards in a manner consistent with the Plan; (c) determine whether, to what extent, and under what circumstances Awards may be settled in cash, Units, or other property, and the method or methods by which Awards may be settled; (d) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (e) establish, amend or waive rules and regulations for the Plan’s administration; and (f) subject to the provisions of Section 13, amend the terms and conditions applicable to any outstanding Purchased Units or Matching Award to the extent the amended terms are within the Committee’s authority under the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable to administer the Plan. The Committee shall be empowered to make any determinations that are necessary or appropriate for the determination of the Fair Market Value and all other questions related to the process establishing such valuation for purposes of the Plan. Any power, authority, duty or obligation reserved or assigned to the Committee or the Parent Board pursuant to, or any determination or other judgment made by either the Committee or the Parent Board in the administration of the Plan or the determination of questions of valuation shall be exercised, performed or made by either the Committee or the Parent Board in its sole and absolute discretion. 3.3 Decisions Binding. All determinations and decisions made by the Committee, the Parent Board or by a Person or Persons delegated authority by either the Committee or the Parent Board pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including, without limitation, the Company, its equityholders, all Affiliates, Employees, Participants and their estates and beneficiaries, including any Participant Permitted Transferee. SECTION 4 UNITS SUBJECT TO THE PLAN 4.1 Available Units. Subject to adjustment as provided in Section 4.3, the aggregate number of Units with respect to which Purchased Units (other than Purchased Units held as of the closing of the Acquisition Transaction pursuant to the Equity Rollover) and Matching Awards

-9- may be issued or granted under the Plan, when combined with Units subject to outstanding Restricted Equity Unit awards pursuant to the Insomnia Cookies Holdings, LLC Long Term Incentive Plan (the “LTIP”), shall not exceed 5% of fully diluted equity of the Company as of the date of the Acquisition Transaction. In calculating the fully diluted Units available for grant under this Section 4.1, (i) any Units that were subject to any award under the Plan or the LTIP that is canceled, terminates, expires, lapses, is settled or is forfeited for any reason, in whole or in part, without the issuance of the Units related thereto and (ii) any Units issued pursuant to the terms of the Plan or the LTIP that have been repurchased by the Company pursuant to the applicable provisions of the Plan or the LTIP shall not be counted as against such limit on the issuance of Units under the Plan. 4.2 Lapsed Units. If (i) any Matching Award granted under the Plan is canceled, terminates, expires, lapses, is settled or is forfeited for any reason, in whole or in part, without the issuance of the Units related thereto or (ii) any Units issued pursuant to the terms of the Plan are repurchased by the Company pursuant to the provisions of Section 9, then any Units to which such Matching Award relates (or the relevant portion thereof) and any such repurchased Units shall again be available for Purchased Unit purchases or the grant of a Matching Award under the Plan. Without limiting the generality of the foregoing, upon the settlement of any Matching Award in part in cash to settle the applicable Withholding Tax requirements, the number of Units corresponding to the portion of the Matching Award settled in cash shall again be available for Purchased Unit purchases or Matching Award grants under the Plan. 4.3 Adjustments in Authorized Units. If (i) the Units, as currently constituted, are changed into or exchanged for a different number or kind of units or other securities of the Company or of another corporation (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of units), (ii) the number of Units is increased through a distribution or (iii) there shall occur another comparable event affecting the capitalization of the Company (other than the issuance of Units in exchange for fair value as determined by the Parent Board or the Committee), then the Committee shall substitute for or add to each Unit that may become subject to a Matching Award the number and kind of units or other securities into which each outstanding Unit was changed, for which each such Unit was exchanged, or to which each such Unit is entitled, as the case may be. For the avoidance of doubt, except as the Committee may otherwise determine to be equitable and appropriate and consistent with the provision, purposes and intent of the Plan, no adjustment in the authorized Units or in the terms of any outstanding Matching Award shall be made in connection with any issuance of Units for value, such as in connection with an Underwritten Offering or any other investment of capital in the Company. SECTION 5 ELIGIBILITY AND PARTICIPATION 5.1 Eligibility. Any Eligible Employee or any Director shall be eligible to be designated a Participant, provided, that if requested by a Director, any Matching Award that would be made to a Director may be granted to (i) an entity or organization to which the Director provides services, (ii) any trust the sole beneficiary of which is the Director or (iii) an entity in which the Director owns 100% of the economic interest, and references herein to “Service” in

-10- respect of such Matching Award shall be construed as the services of the Director in respect of whom the Matching Award was granted. The Committee may condition eligibility for the Plan upon the satisfaction of such requirements, including a Participant entering into restrictive covenants and/or agreeing to certain contractual provisions for the benefit of the Company and its Affiliates, including, without limitation, those specified in Section 11. 5.2 Actual Participation. The opportunity to invest in Purchased Units on a given Investment Date shall be limited to Eligible Employees and Directors (or their Participant Permitted Transferees) selected by the Parent Board or the Committee in its sole discretion as eligible to participate in the Plan as of such date. The opportunity to participate in the Equity Rollover shall be made available to each Rollover Participant as provided in Section 6.5. SECTION 6 PURCHASED UNITS 6.1 Investment Period. To the extent that, in any year after 2018, the Committee or the Parent Board shall authorize the purchase hereunder of Purchased Units it shall establish up to two investment periods, each of which shall be a 30-day period (or such longer or shorter period specified by the Committee) commencing on a Valuation Announcement Date (each such period, an “Investment Period”). The Committee may also authorize an Investment Period beginning not later than 30 days after the Rollover Date. In connection with each Investment Period, the Committee shall establish a date on which the purchase of Purchased Units during such Investment Period shall take effect (each, an “Investment Date”). 6.2 Investment in Purchased Units. On any Investment Date, an Eligible Employee selected for participation pursuant to Section 5.2 may purchase an aggregate number of Units that is equal to or greater than the Investment Minimum; provided that the Committee may specify that Purchased Units may be acquired only in such minimum number of units (or such multiples of units) as the Committee shall determine. Notwithstanding the foregoing, in no event shall the aggregate value of Purchased Units acquired by any Participant pursuant to the Plan (as measured based on the Fair Market Value thereof on the Investment Date as of which such Purchased Units are acquired) exceed the Aggregate Investment Limit unless, and solely to the extent that, the Committee shall waive or increase the Aggregate Investment Limit at the request of the Participant or on its own initiative. For purposes of this Section 6.2, the “Investment Minimum” means (a) the Participant’s annual base salary amount (as in effect on the Investment Date) multiplied by such percentage as the Committee shall specify, divided by (b) the Fair Market Value of a Unit on the Investment Date, and the “Aggregate Investment Limit” means the product of (x) such multiple as the Committee shall specify as to any or all Participants and (y) the Participant’s annual base salary at the rate in effect on the applicable Investment Date or, in the case of any Director, the rate of annual base salary payable to the person serving as the Company’s Chief Executive Officer (or, if on such date there is no Chief Executive Officer, the person otherwise serving as the Company’s principal executive officer) on such Investment Date. 6.3 Investment Procedure. To purchase Purchased Units on an Investment Date, an Eligible Employee must satisfy the following conditions:

-11- (a) The Eligible Employee must execute, on or before the Investment Date, a Unit Purchase Agreement, in such written or electronic form as the Committee shall designate, specifying the number of Units he or she elects to purchase. The Eligible Employee may by written notice to the Committee revoke his or her election at any time prior to the Investment Date. (b) If the Eligible Employee is offered the opportunity to finance, in whole or in part, the purchase of Purchased Units as of any Investment Date using a Unit Purchase Loan and elects to enter into such Unit Purchase Loan, the Eligible Employee must execute, on or before the Investment Date, a Loan Agreement, in such written or electronic form as the Committee shall designate. (c) The Eligible Employee must deliver to the Committee on or before the Investment Date payment, in cash or cash equivalents, of the Purchase Price for the Purchased Units. (d) Subject to the terms and conditions of any applicable Loan Agreement, in the event of an Underwritten Offering of the Units (or of securities of the Parent or an Affiliate), the Company has the right to require each of the Participants whose Unit Purchase Loan has not been repaid in full to tender to the Company for purchase at Fair Market Value such amount of Units as the Company believes will make the Unit Purchase Loan no longer outstanding. 6.4 Distributions. Each Participant shall be entitled to receive any regular cash distributions that may be made from time to time on the Purchased Units in accordance with the terms of the Operating Agreement. 6.5 Equity Rollover. Each Rollover Participant may continue his or her investment in the Company by continuing to hold Rollover Units held by such Rollover Participant immediately prior to the Rollover Date pursuant to the terms of the Securities Purchase Agreement (the “Equity Rollover”). Except as otherwise agreed to by the Company and a Rollover Participant, each Rollover Participant who participates in the Equity Rollover shall enter into a Matching Award Agreement that, among other things, will reflect the Matching Award made in respect of the Equity Rollover and will further enter into a Unit Purchase Agreement that, among other things, will acknowledge and confirm that any Purchased Units issued or held in connection with the Equity Rollover are subject to the terms and conditions hereof, including, without limitation, the provisions of Section 9. Any Purchased Units subject to the Equity Rollover shall be fully vested. SECTION 7 MATCHING AWARDS 7.1 Grant of Matching Awards. (a) Grant. The Committee shall specify as to each Investment Date the Participants, if any, who shall receive a grant of a Matching Award in respect of the purchase of Purchased Units on such Investment Date and any conditions required to be met to receive such a Matching Award. The Committee shall also specify as to the Rollover

-12- Date the Participants, if any, who shall receive a grant of a Matching Award in respect of their Rollover Units and any conditions required to be met to receive such a Matching Award. (b) Number of Units. If the Committee grants a Matching Award, the Committee shall determine the number of Class A Units subject to a Matching Award, which may be fixed or variable depending on Company performance or such other criteria or events as the Committee may determine. In no event, however, may the number of Class A Units subject to a Matching Award exceed the number of Purchased Units giving rise to such Matching Award. (c) Vesting. Except as otherwise provided in Section 7.3, the Matching Award shall become fully vested on the 54-month anniversary of the Grant Date or such other date or dates as may be specified by the Committee. (d) Forfeiture. Unless the Committee shall otherwise specify, if, and to the extent any of the Purchased Units are sold, transferred or otherwise disposed of by a Participant for any reason, the Matching Award (to the extent then-unvested) that was granted in respect of such Purchased Unit shall be forfeited. For the avoidance of doubt, if a Purchased Unit is sold, only the proportionate amount of the Matching Award (to the extent then-unvested) that was granted in respect of such Purchased Unit shall be forfeited. (e) Aggregate Match. Notwithstanding the foregoing provisions of this Section 7.1, in no event shall a Matching Award be granted to a Participant at any Investment Date or on the Rollover Date which would result in such Participant having received in the aggregate (taking into account all prior Matching Awards) the opportunity to receive Units pursuant to Matching Awards having a Fair Market Value (measured at the Grant Date for each such Matching Award) greater than the Participant’s Aggregate Matching Limit. 7.2 Matching Award Agreement. Each Matching Award grant shall be evidenced by a Matching Award Agreement setting forth the number of Class A Units to which the Matching Award pertains and such terms not inconsistent with the Plan as the Committee determines. 7.3 Termination of Service. Except as otherwise provided in a Matching Award Agreement: (a) Death or Disability. In the event a Participant’s Service terminates by reason of death or Disability, the portion of any Restricted Equity Units held by such Participant which has not theretofore become vested shall immediately become vested. (b) Retirement. In the event a Participant’s Service terminates by reason of Retirement, any Matching Award granted to such Participant shall become vested, on a pro-rated basis, such that the aggregate number of Units in respect of such Matching Award in which such Participant shall become vested shall be equal to the number of Restricted Equity Units subject to such Matching Award times the Applicable Fraction, minus the number, if any, of such Restricted Equity Units that may have become vested prior to such date.

-13- (c) Cause. Notwithstanding anything else contained in the Plan to the contrary, if the Participant’s service with the Company and its Affiliates is terminated for Cause, any Restricted Equity Units held by the Participant, whether or not vested, shall be forfeited in their entirety as of such termination. (d) Other Terminations. In the event a Participant’s Service terminates other than by reason of death, Disability, Retirement, or Cause, any unvested portion of the Participant’s Restricted Equity Units as of the date of termination shall be forfeited and canceled on the date of termination. (e) Committee Power to Accelerate. Notwithstanding the foregoing, the Committee may accelerate the vesting of all or a portion of a Matching Award at any time. 7.4 Nontransferability of Matching Award. No Matching Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than to a Designated Beneficiary pursuant to Section 10.1. The Committee may, in its sole discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant. 7.5 Change in Control. In the event of a Change in Control, any outstanding Restricted Equity Units shall become vested and payable to the extent, and subject to the conditions, provided in Section 8. 7.6 Settlement. (a) Publicly Traded Units. If the Units are or become Publicly Traded on or prior to the date at which Restricted Equity Units (other than Retirement Eligible Units) vest:(i) the Units related to such vested Restricted Equity Units shall be delivered promptly (and in all events within 60 days) following the date such Restricted Equity Units have become vested and (ii) Units related to Retirement Eligible Units shall be delivered promptly (and in all events within 60 days) following the earlier of the vesting date under Section 7.1(c) or the date of the Participant’s termination of employment, unless such Restricted Equity Units were granted at a time when the Units were not Publicly Traded, in which case they shall be delivered in accordance with Section 7.6(b) in all circumstances. (b) Non-Publicly Traded Units. If the Units are not Publicly Traded as of the date at which the Restricted Equity Units vest, the Units related to such vested Restricted Equity Units shall be delivered during the first Window Period coincident with or next following the earliest date at which Restricted Equity Units become vested (but, with respect to any Restricted Equity Units that are not Retirement Eligible Units, in no event later than the March 15 of the calendar year immediately following the year in which such Restricted Equity Units become vested). Any Restricted Equity Units that are Retirement Eligible Units and which were granted at a time that the Units were not Publicly Traded shall be delivered at the time that they would have been delivered pursuant to the immediately preceding sentence, regardless of whether the Units are

-14- Publicly Traded at the date of settlement, and assuming that there are always two Valuation Dates each year, as of June 30 and as of December 31. For the avoidance of doubt, for this purpose, Retirement Eligible Units are deemed to vest at the time provided in Section 7.3(a) 7.1(c) or upon a termination described in 7.3(a) or 7.3(b), if earlier. (c) Alternative Settlement Mechanics. The Committee may in its sole discretion establish alternative settlement mechanics in a Matching Award Agreement to the extent it determines to necessary in order to give effect to the intent that Matching Awards be exempt from or comply with Section 409A. 7.7 Other Conditions. The Committee may impose such other conditions and restrictions on any Restricted Equity Units as it deems advisable and sets forth in the Matching Award Agreement, including, without limitation, vesting restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual) or continued Service, and/or restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 7.7 as to any given Matching Award will lapse all at once or in installments. 7.8 Participant to Have No Rights as a Member. Before the date as of which the Participant is recorded on the books of the Company as the holder of any Units underlying any Restricted Equity Units, the Participant will have no rights as a member of the Company with respect to those Units. SECTION 8 CHANGE IN CONTROL 8.1 Double Trigger Protection upon a Change in Control. In the event of a Change in Control, unless otherwise determined by the Committee prior to the occurrence of a Change in Control, the Company shall take all actions necessary or appropriate to assure that each Matching Award outstanding under the Plan shall be honored or assumed (in a manner that is intended to be Section 409A compliant), or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by the entity for which the Participant will be performing Service immediately following the Change in Control (or the parent or a subsidiary of such entity); provided that any such Alternative Award must provide that if the Participant's Service is terminated upon or following such Change in Control by the Company other than for Cause or by the Participant for Good Reason within 24 months following the Change in Control, the Participant's rights under each such Alternative Award shall become fully vested and payable, in accordance with its otherwise applicable terms (including, without limitation, provisions similar to Section 8.4 hereof). In addition, any such Alternative Award must: (i) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Matching Award, including, but not limited to, an identical or better vesting schedule and identical or better timing and methods of payment

-15- (including all provisions applicable in respect of such Matching Award that provide for accelerated vesting); and (ii) have substantially equivalent economic value to such Matching Award (as determined by the Committee as constituted immediately prior to the Change in Control). 8.2 Accelerated Vesting and Payment. Notwithstanding the provisions of Section 8.1, the Committee may otherwise determine that, upon the occurrence of a Change in Control, each outstanding Restricted Equity Unit (or any class of Restricted Equity Units) shall become vested and shall be immediately payable in Units (or, if so directed by the Committee, cash in an amount equal to the Fair Market Value of the Units that would otherwise have been deliverable to the Participant). 8.3 Section 409A. Notwithstanding the foregoing provisions of this Section 8, any Retirement Eligible Units or other Restricted Equity Units that are nonqualified deferred compensation subject to Section 409A) shall not become payable at the time specified under the provisions of Section 8.1 or 8.2. Instead, to the extent that any such Retirement Eligible Units or other Restricted Equity Units that are nonqualified deferred compensation subject to Section 409A become vested in accordance with the terms of the Plan (including Section 8.1 or 8.2 hereof) or the applicable Matching Award Agreement, such Restricted Equity Units shall be payable at the time that they would otherwise have been payable without regard to the occurrence of a Change in Control. 8.4 Provisions Related to Golden Parachute Excise Tax. (a) Change in Control When the Units are Not Publicly Traded. Notwithstanding anything to the contrary contained in the Plan, to the extent that, upon a Change in Control prior to the time at which the Units (or if applicable, shares of Parent or its affiliate) have become Publicly Traded, any of the payments and benefits provided for under the Plan, any Matching Award Agreement or any other agreement or arrangement between the Company or any of its Affiliates and a Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of section 280G of the Code (a “Parachute Payment”), the amount of such Payments shall be reduced to the amount (the “Safe Harbor Amount”) that would result in no portion of the Payments being treated as an excess parachute payment pursuant to section 280G of the Code (the “Excise Tax”). If, upon a Change in Control prior to the time at which the Units (or if applicable, shares of Parent or its affiliate) have become Publicly Traded, the Parachute Payments that would otherwise be reduced or eliminated, as the case may be, pursuant to this Section 8.4(a) could be paid without the loss of a deduction under Section 280G of the Code if the shareholder approval exception to treatment as a Parachute Payment can be and is satisfied, then the Company, or if applicable the Parent, shall use its reasonable best efforts to cause such Parachute Payments to be submitted for such approval in accordance with Section 280G(b)(5)(B) prior to the Change in Control giving rise to such Parachute Payments. If such approval is received, any reduction or forfeiture pursuant to the Section 8.4(a) shall be reversed, and the subject amount shall be payable to the Participant without regard to this Section 8.4.

-16- (b) Change in Control When the Units are Publicly Traded. If upon a Change in Control occurring at any time that the Units (or if applicable, shares of Parent or its affiliate) are Publicly Traded, any Payments would constitute Parachute Payments, then, if and solely to the extent that reducing the benefits payable hereunder would result in the Participant receiving a greater amount, on an after-tax basis, taking into account any Excise Tax and all applicable income, employment and other taxes payable on such amounts, the amounts payable hereunder shall be reduced or eliminated, as the case may be, so that the total amount of Parachute Payments received by the Participant do not exceed the Safe Harbor Amount. (c) Order of Reduction in Payments. Any reduction in the amount of compensation or benefits effected pursuant to this Section 8.4 shall first come, in order and, in each case, solely to the extent necessary, from any cash severance benefits payable to the Participant, then from any other payments which are treated in their entirety as Parachute Payments and then from any other Parachute Payments payable to the Participant. 8.5 Suspension of Matching Awards Pending Consummation of a Change in Control. In the event that a Participant’s Service is terminated by the Company other than for Cause following the execution of an agreement, the consummation of which would constitute a Change in Control, but prior to the consummation of such agreement, then, notwithstanding the provisions of Section 7.3 (or any corresponding provision of any underlying Matching Award Agreement), any portion of the Matching Awards held by such Participant that are not vested at the date of such termination shall not be forfeited as of such date (except to the extent provided in this Section 8.5). Instead, such Matching Awards shall be suspended and remain outstanding until the consummation of such agreement, in which case they will be treated in the same manner as Matching Awards held by other similarly situated Participants pursuant to this Section 8 and, for purposes of applying the provisions of Section 8.1 or 8.3, the Participant shall be treated as if the Participant’s termination of employment by the Company without Cause occurred immediately following the Change in Control. If such agreement is terminated without being consummated, or otherwise fails to be consummated within 180 days following its execution, then the unvested Matching Awards held by a Participant described in this Section 8.5 shall be deemed to have been forfeited as of the date of such Participant’s termination of employment. For the avoidance of doubt, if any Matching Awards subject to this Section 8.5 do not become vested in accordance with this Section 8.5, they shall for all purposes of this Plan and any underlying Matching Award Agreement be treated as though they had been forfeited at the date of the Participant’s termination and as though this Section 8.5 did not apply. SECTION 9 UNIT RESTRICTIONS AND PURCHASE AND SALE RIGHTS 9.1 Restrictions. (a) In General. The Committee may impose such restrictions on any Units as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon

-17- which the Units are then listed and/or traded, and under any blue sky or state securities laws. (b) Nontransferability. Purchased Units, whether through purchase or pursuant to the Equity Rollover, and any Units received in respect of the vesting of a Matching Award, cannot be sold, exchanged, conveyed or in any way transferred other than (i) to the Company or the Parent, (ii) by will or the laws of descent and distribution, (iii) pursuant to the exercise of a tag-along right under Section 8.3(a) of the Operating Agreement, a drag-along right under Section 8.3(c) of the Operating Agreement, the buyout right under Section 8.3(e) of the Operating Agreement or Parent’s call right under Section 8.3(f) of the Operating Agreement, or (iv) if specified in a Unit Purchase Agreement or Matching Award Agreement, to a Participant Permitted Transferee. Any Units sold, exchanged, conveyed or in any way transferred pursuant to subsection (ii) or (iv) hereof may only be sold, exchanged, conveyed or in any way transferred by the transferee in accordance with this Section 9.1(b) and shall be subject in all respects to the terms of the Plan. For any such transfer to be effective, the Participant Permitted Transferee or other recipient of any Units shall promptly furnish the Company with written notice thereof and a copy of such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of by the Participant Permitted Transferee or other transferee of the terms and conditions of the Plan and the Unit Purchase Agreement or Matching Award Agreement applicable to the Participant. For the avoidance of doubt, any transfer to a Participant Permitted Transferee shall provide such Participant Permitted Transferee the rights that were available to the Participant (and in no event any rights greater than were available to the Participant), and all restrictions on and obligations of the Participant with respect to the transferred Units or Matching Award granted in respect of such transferred Units shall continue to be applicable with the respect to such Units or Matching Award, with all conditions, rights and obligations related to Service continuing to be determined based on the Service of the Participant. (c) Irrevocable Proxy. As a condition to receiving any Units or Matching Award hereunder, the Committee may at any time (including, without limitation, after the date the Units are transferred to the Participant) require that a Participant execute an irrevocable proxy in favor of such Person(s) as the Committee shall specify, in such form as the Committee shall prescribe. (d) Limitation of Restrictions and Rights. The provisions of Sections 9.1(b), 9.1(c), 9.4 and 9.5 shall cease to apply at any time that the Units are Publicly Traded. 9.2 Additional Conditions of Transfer. The Company shall not be required (i) to transfer on its books any Units that have been sold or transferred or (ii) to treat as owner of such Units, to accord the right to vote as such owner or to pay distributions to, any transferee to whom such Units have been transferred in violation of the Plan or any Matching Award Agreement. 9.3 Legend. If certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the transfer of any Units shall be stamped or otherwise imprinted with such legend as the Committee requires.

-18- 9.4 Participant’s Put Right. (a) In Service. Unless otherwise provided in a Unit Purchase Agreement or Matching Award Agreement and except in respect of Rollover Units held by an Excluded Participant, a Participant that is still providing Service to the Company or an Affiliate shall have the right to require the Company to purchase any Units that are Purchased Units at their then Fair Market Value in any Window Period so long as, at the date of such purchase, the Purchased Units being put to the Company for purchase are Matured Units. Commencing with the first Window Period following the fifth anniversary of the Investment Date in respect of which a Matching Award is granted, a Participant that is still providing Service to the Company or an Affiliate shall have the right to require the Company to purchase during such Window Period or any subsequent Window Period any or all of his Units that relate to such Matching Award and that are Matured Units, at their then Fair Market Value. (b) Following Termination of Service. If a Participant’s Service with the Company and its Affiliates terminates due to death, Disability, or Retirement, the Participant can, unless otherwise provided in a Unit Purchase Agreement or Matching Award Agreement and except in respect of Rollover Units held by an Excluded Participant, require the Company to purchase any or all of his Matured Units (regardless of whether Purchased Units or related to a Matching Award) by delivery of a put notice during any Window Period occurring immediately following any of the three Valuation Dates coincident with or next following the date of the Participant’s separation from Service. If a Participant’s Service with the Company and its Affiliates terminates for any other reason than one specified in the immediately preceding sentence, the Participant can, unless otherwise provided in a Unit Purchase Agreement or Matching Award Agreement, require the Company to purchase any or all of his or her Matured Units (regardless of whether Purchased Units or related to a Matching Award) by delivery of a put notice during the Window Period occurring immediately following the Valuation Date coincident with or next following the date of the Participant’s separation from Service or, to the extent that any Units held by such person at such time are not Matured Units, in the first Window Period in which the Units are Matured Units. If the Participant’s Service with the Company and its Affiliates is terminated for Cause, then the put price shall be an amount equal to the lower of (i) the Participant’s cost and (ii) the Fair Market Value determined as of the applicable Valuation Date. For this purpose, (x) cost with respect to Units issued upon settlement of Restricted Equity Units will mean the value included in the Participant’s income at the time the corresponding Units were distributed or issued to the Participant and (y) cost with respect to a Rollover Unit shall be the “Closing Date Value” set forth in the Unit Purchase Agreement applicable to such Rollover Unit. In all other cases, the put right shall be at the Fair Market Value determined at the applicable Valuation Date. (c) Put rights in respect of Rollover Units held by an Excluded Participant shall be as set forth in the Operating Agreement or in any other agreement entered into between such Excluded Participant and the Company or its subsidiary.

-19- 9.5 Call Right Following Termination of Service. The Company shall have the right to repurchase (i.e., “call”) from the Participant, and, if such right shall be exercised, the Participant shall sell to the Company or the Parent, as applicable, all of the Participant's Matured Units during the Window Period immediately following either of the next two Valuation Dates following the date the Participant’s service with the Company and its Affiliates terminates. If the Participant’s Service with the Company and its Affiliates is terminated for Cause, then the call price shall be an amount equal to the lower of (i) the Participant’s cost and (ii) the Fair Market Value determined as of the applicable Valuation Date. For this purpose, (x) cost with respect to Units issued upon settlement of Restricted Equity Units will mean the value included in the Participant’s income at the time the corresponding Units were distributed or issued to the Participant and (y) cost with respect to a Rollover Unit shall be the “Closing Date Value” set forth in the Unit Purchase Agreement applicable to such Rollover Unit. In all other cases, the call right shall be at the Fair Market Value determined at the applicable Valuation Date. The call right held by the Company pursuant to this Section 9.5 is in addition to the call right granted to Parent pursuant to Section 8.3(f) of the Operating Agreement and either such right may be exercised in accordance with its terms in the sole discretion of the Parent Board, provided, that if (i) the Company terminates a Participant without Cause following the fifth anniversary of the “Effective Date” (as defined in the Operating Agreement) and elects to exercise its call right under this Section 9.5 in respect of such termination and (ii) the “Per Unit Purchase Price” (as defined in the Operating Agreement) calculated as of the first day of the Window Period in which such call right is exercised is greater than the Fair Market Value of a Unit applicable to such Window Period, the call price for such Units shall be the Per Unit Purchase Price. 9.6 Payment of Purchase Price upon Put or Call. (a) General Rule. Except as otherwise provided herein, the purchase price in respect of the exercise of any put right pursuant to Section 9.4 or call pursuant to Section 9.5 shall be payable in a single lump sum in cash within 30 days of the date such right is exercised. (b) Limitation of Cash Payments. Notwithstanding the put and call rights specified in Sections 9.4 and 9.5, nor the provisions of Section 9.6(a), no put or call may be exercised if doing so at such time would cause the Company or the Parent to be in breach of any provision of any financing agreement. If any such put or call right can be exercised without a breach so long as the consideration paid for the Units is in the form of a promissory note (rather than cash), the put or call shall be effected for a promissory note (with interest at a rate consistent with then prevailing interest rates, as determined by the Committee, but in no event less than the then prevailing applicable federal rate) payable when, and to the extent, that cash payments can be made without the occurrence of such a breach. If a promissory note cannot be used without a breach, the put or call right will be suspended and be eligible to be exercised during the Window Period immediately following the first Valuation Date at which it can be exercised (for cash or for a promissory note) without breaching any such financing agreement.

-20- (c) Alternative Means of Payment. The Company may elect either to suspend any put right and/or to pay the proceeds payable upon the exercise of any put or call via a promissory note (with interest at a rate consistent with then prevailing interest rates, as determined by the Committee, but in no event less than the then prevailing applicable federal rate) if the total cash payable in respect of all puts and calls occurring during the current Window Period, together with any puts and calls exercised during any prior Window Period that the Committee specifies shall be included in determining whether the aggregate cap is exceeded, would exceed $2,000,000 (or such greater or lesser dollar amount that the Committee shall specify from time to time, provided that any change to reduce the amount available shall be decided in the year prior to the year in which it becomes effective). If this cap is exceeded (or any comparable cap applicable under a financing agreement), any cash available with respect to such Window Period date shall be applied in the following order of priority: 1) to satisfy any promissory note previously issued in connection with the redemption or repurchase of any Units; 2) to satisfy any put exercised following a Participant’s death, Disability, or Retirement; 3) to satisfy any call exercised following a termination of Service; and 4) to satisfy any in-Service put. If there is not sufficient cash to satisfy all claims in the same order of priority, then the available cash will be applied pro-rata to all claims in the same priority category, based on the gross amounts owed. 9.7 Tag-Along Right. All Units held by a Participant shall be subject to the tag-along rights set forth in Section 8.3(a) of the Operating Agreement. 9.8 Drag-Along Right. All Units held by a Participant shall be subject to the drag-along rights set forth in Section 8.3(c) of the Operating Agreement. SECTION 10 BENEFICIARY DESIGNATION 10.1 Subject to the written consent of the Participant’s spouse, if any, in such form as shall be acceptable to the Company, each Participant may, from time to time, name any Designated Beneficiary (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her benefits under the Plan. Each beneficiary designation shall revoke all prior designations by the same Participant, must be in a form prescribed by the Company and must be made during the Participant’s lifetime. If a Designated Beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

-21- SECTION 11 BREACH OF RESTRICTIVE COVENANTS 11.1 Subject to the provisions of applicable law, if the Participant breaches, whether during or after termination of Service, a nonsolicitation, noncompetition, confidentiality, or other restrictive covenant agreement by which he or she is bound, then in addition to any other penalties or restrictions that may apply under any such agreement, applicable law, or otherwise, the Participant shall forfeit: (a) any vested or unvested Matching Awards and any Units received in respect of a Matching Award held by him or her; and (b) any profit the Participant realized from the sale of Units to the Company pursuant to Section 9.4 or Section 9.5 (i) within the six-month period immediately preceding the Participant’s termination of Service or (ii) after terminating Service. For purposes of this Section 11.1(b), “profits” in respect of Rollover Units shall mean the amount by which the put or call price of the Rollover Units, as applicable, exceeds the aggregate “Closing Date Value” set forth in the Unit Purchase Agreement applicable to such Rollover Units. SECTION 12 RIGHTS OF PARTICIPANTS 12.1 Service. Nothing in the Plan or any Matching Award Agreement or other document provided pursuant to the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s Service at any time, or confer upon any Participant any right to continue in the Service of the Company or any Affiliate. The purchase of Purchased Units, the acquisition of Purchased Units pursuant to the Equity Rollover, or the grant of a Matching Award under the Plan shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. 12.2 Participation. No Employee or Director shall have the right to purchase Purchased Units under the Plan, or, having received Purchased Units, to purchase Purchased Units in the future. SECTION 13 AMENDMENT OR TERMINATION, ADJUSTMENTS TO AWARDS 13.1 Amendment, Modification and Termination. The Parent Board may at any time and from time to time alter, amend, modify or terminate the Plan in whole or in part, without the approval of the Company’s equityholders, except to the extent such approval is required by law. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Purchased Units or Matching Awards under the Plan, or accept the surrender of outstanding Matching Awards and grant new Matching Awards in substitution of them, in order to comply with the requirements of applicable law or otherwise. Notwithstanding the foregoing, no modification of Purchased Units or Matching Awards shall, without the prior written consent of the Participant, materially alter or impair any rights

-22- or obligations under any Purchased Units or Matching Awards already granted under the Plan, except such an amendment made to comply with the requirements of applicable law. 13.2 Adjustments upon the Occurrence of Certain Events. (a) In General. If the Units, as currently constituted, are changed into or exchanged for a different number or kind of units or other securities of the Company or of another corporation (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of units, or otherwise, but not including an Underwritten Offering or other capital infusion from any source) or if the number of Units is increased through a distribution or if the Company shall pay an extraordinary dividend (within the meaning of Section 424(a) of the Code and the regulations thereunder), then the Committee shall substitute for or add to each Unit underlying a Matching Award the number and kind of units or other securities into which each outstanding Unit was changed, for which each such Unit was exchanged, or to which each such Unit is entitled, as the case may be, which units or other securities shall be subject to the same terms and conditions as the underlying Matching Award. (b) Reciprocal Transactions. The Committee shall make an appropriate and proportionate adjustment to a Matching Award, and/or grant an additional Matching Award to the holder of any outstanding Matching Award, to compensate for a material diminution in the intrinsic value of the Units resulting from any reciprocal transaction, in all cases as the Committee determines to be equitable under the circumstances in its sole discretion. (c) Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of Matching Awards or Purchased Units (other than Rollover Units). (d) Notice. The Committee shall give notice of any adjustment to each Participant who holds an award that has been adjusted and the adjustment (whether or not such notice is given) shall be effective and binding for all Plan purposes. (e) Section 409A. Notwithstanding any provision herein to the contrary, no adjustment shall be made under this Section 13.2 to the extent it would give rise to adverse tax consequences under Section 409A. 13.3 Fractional Units. Fractional Units, whether resulting from any adjustment in Matching Awards or Purchased Units pursuant to Section 13.2 or otherwise, may be settled in cash or otherwise as the Committee determines.

-23- SECTION 14 MISCELLANEOUS PROVISIONS 14.1 Tax Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Units) sufficient to satisfy any Withholding Tax. In the event that any such Withholding Tax shall be satisfied by withholding Units otherwise deliverable upon the vesting of any Matching Award, such Withholding Tax shall be effected on the basis of the minimum statutory withholding required at law (even if the expected tax liability of the Participant in respect of the Matching Award would be greater than such minimum required withholding), unless full withholding can be effected without adverse financial accounting consequences to the Parent or the Company. In all other cases, the Company shall determine the Withholding Tax pursuant to any method permissible under applicable law. 14.2 Successors. All obligations of the Company under the Plan or any Unit Purchase Agreement or Matching Award Agreement shall be binding on any successor to the Company whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company’s securities, or a merger or consolidation, or otherwise. 14.3 Continued Effect of Matching Award Agreement. To the extent that the Plan or a Participant’s Matching Award Agreement contain provisions that are intended to have effect after the date(s) as of which the Participant’s rights in respect to the underlying Matching Award become vested (including, but not limited to, following the date of the Participant’s termination of Service), such Matching Award and any Units issued in respect of such Matching Award shall continue to be subject to the terms of the Plan and the applicable Matching Award Agreement. 14.4 Legal Construction. (a) Number. Except where otherwise indicated by the context, any plural term used in the Plan includes the singular and any singular term includes the plural. (b) Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. (c) Termination of Service. As used in the Plan, the phrase “termination of Service” and similar terms means a “separation from service” within the meaning of Section 409A. If and to the extent applicable, if a Participant is deemed be a “specified employee” within the meaning of Section 409A, any payment due hereunder that is deferred compensation subject to Section 409A and payable upon a separation from service shall be delayed until six months and one day following such separation. (d) Operating Agreement. The Units issued under this Plan, including Units issued in respect to a vested Matching Award, shall be subject to the terms of the Operating Agreement. To the extent of any inconsistency between the terms of this Plan and the terms of the Operating Agreement, the terms of the Plan shall control.

-24- (e) Publicly Traded Units. All references herein to the Units as Publicly Traded securities and any similar statements shall be construed to mean securities of a successor to the Company or a wholly-owned subsidiary of the Company which have been the subject of an Underwritten Offering. 14.5 Business Day. In the event the day prescribed for the performance of any act under the Plan, or deadline by which such act must be performed, shall fall on a day other than a Business Day, such day or deadline shall be extended until the close of business on the next succeeding Business Day. 14.6 Requirements of Law. The purchase of Purchased Units, the Equity Rollover, the granting of Matching Awards, the issuance of Units, and the payment of cash under the Plan shall be subject to all applicable laws, rules and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required. 14.7 Securities Law Compliance. (a) As to any individual who is, on the relevant date, an officer, director or greater than 10% percent beneficial owner of any class of the Company’s or Parent’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. (b) To the extent the Committee deems it necessary, appropriate or desirable to comply with state securities laws or practice and to further the purposes of the Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Purchased Units or Matching Awards granted to Participants, including rules that differ from those set forth in the Plan, and (ii) grant Purchased Units or Matching Awards to such Participants in accordance with those rules that would require the application of the securities laws of any state. 14.8 Data Protection. By accepting the opportunity to purchase Purchased Units and to become eligible for a Matching Award, a Participant shall agree to permit the Company , the Parent and their respective affiliates to process personal data and sensitive personal data about the Participant in connection with the Plan. Such data includes, but is not limited to, the information provided in the Participant’s grant documents and any changes thereto, other appropriate personal and financial data, and information about the Participant’s participation in the Plan and Units granted under the Plan from time to time (collectively, “Personal Data”). A Participant consents to each and any of the Company, the Parent and their respective affiliates processing and transferring any Personal Data outside the country in which the Participant works or is employed to the United States and any other third countries. The legal persons for whom Personal Data is intended include the Company, the Parent and their respective affiliates, the Committee and the Parent Board, any administrator selected from time to time to administer the Plan, and any other person or entity that the Company, the Committee or the Parent Board

-25- involves in the administration of the Plan. The Company, the Parent and their respective affiliates will take all reasonable measures to keep Personal Data confidential and accurate. A Participant can access and correct their Personal Data by contacting their human resources representative. By accepting participation in the Plan, a Participant agrees and acknowledges that the transfer of information is important to the administration of the Plan and failure to consent to the transmission of that information may limit his or her ability to participate in the Plan. 14.9 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments or deliveries of Units not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan. 14.10 Non-U.S. Based Employee. Notwithstanding any other provision of the Plan to the contrary, the Committee may make awards to Employees who are not citizens or residents of the United States, or to Employees outside the United States, on terms and conditions that are different from those specified in the Plan as may, in the Committee’s judgment, be necessary or desirable to foster and promote achievement of the Plan’s purposes. In furtherance of such purposes, the Committee may, without amending the Plan, establish or modify rules, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company operates or has employees. 14.11 Governing Law. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflicts of law principles that would require the application of the law of any other jurisdiction.